Exhibit 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to the Registration Statement on Form SB-2 of our report dated April 19, 2005 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern), relating to the financial statements of A4S Security, Inc., (formerly A4S Technology, Inc.) and to the reference to our Firm under the caption "Experts" in the Prospectus.




GHP HORWATH, P.C.

Denver, Colorado
June 20, 2005